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                                                                   EXHIBIT 10.27

                                     QUINTEL
                               ENTERTAINMENT, INC.

     ONE BLUE HILL PLAZA, 5TH FLOOR, P.O. BOX 1665, PEARL RIVER, NY 10965 -
                   PHONE (914) 620-1212 - FAX (914) 620-1717


                                                     January 19, 1998

Mr. Scott Brady
AT&T Partnership Marketing
AT&T Communications, Inc.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

Dear Scott:

         Reference is made to the agreement dated May 28, 1996 between AT&T Communications, Inc. ("AT&T") and Quintel Entertainment, Inc. ("Quintel"), as amended heretofore (the "Quintel Winback Agreement") and the letters dated October 15, 1997 between Jeffrey Schwartz and Dennis Corrigan. This confirms our discussion on December 31, 1997 that effective January 21, 1998 the Quintel Winback Agreement shall be terminated, and that effective upon such termination Quintel will have no further liability thereunder, including for any refund described in Amendment Number One to the Quintel Winback Agreement dated April 22, 1997 (such refund obligation is referred to as the "Winback Refund"). This further confirms our previous agreement that Quintel will permit {Confidential portion omitted and filed separately with the Commission} to utilize Quintel's existing proprietary customer database (excluding customer databases licensed or leased from third parties) for marketing of the AT&T Winback Program until June 30, 1998. If AT&T and {Confidential portion omitted and filed separately with the Commission} do not reach final agreement regarding {Confidential portion omitted and filed separately with the Commission}'s marketing of the AT&T Winback Program for AT&T by January 21, 1998, then the Quintel Winback Agreement shall continue, until the earlier of June 30, 1998 or the date an agreement between AT&T and {Confidential portion omitted and filed separately with the Commission} for conduct of the AT&T Winback Program is concluded, on the following terms: AT&T may continue to use the Quintel customer list (consisting of approximately {Confidential portion omitted and filed separately with the Commission} names) in marketing the AT&T Winback Program until June 30, 1998, and Quintel may engage {Confidential portion omitted and filed separately with the Commission} as Quintel's third party vendor to conduct all of the marketing and other activities which Quintel is obligated to conduct under the Quintel Winback Agreement, and the Winback Refund shall be deemed reduced at the rate of ${Confidential portion omitted and filed separately with the Commission} per month commencing as of October, 1997 until June 30, 1998, when the Winback Refund shall be deemed satisfied in its entirety. Please confirm your agreement to the foregoing by signing below.
                                       Yours truly,

                                       QUINTEL ENTERTAINMENT, INC.

                                       By:
                                          --------------------------------------

Confirmed:
AT&T COMMUNICATIONS, INC.

By:
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